Synthesis Energy Systems and Zhangjiagang Chemical Machinery Company Join Forces to
Become the China Market Leader in Clean Coal Gasification

ZCM-SES Joint Venture to Deliver Comprehensive Equipment, Engineering and Gasification
Technology Solutions for Multibillion-dollar Coal-Chemicals and Energy Industries in China and
Key Asian Markets

HOUSTON, February 14, 2014 — Synthesis Energy Systems, Inc. (SES) (NASDAQ: SYMX) today announced that its wholly owned subsidiary, SES Asia Technologies, Ltd., has entered into definitive agreements to form a joint venture: ZCM-SES Sino-U.S. Clean Energy Technologies Limited (“ZCM-SES” or the “JV”), with Zhangjiagang Chemical Machinery Co., Ltd. (“ZCM”) (Shenzhen listing code: 002564). The JV combines SES’ advanced proprietary gasification technology with the market reach of one of China’s leading coal-chemical equipment manufacturers and is expected to provide a uniquely competitive and high growth platform for both SES and ZCM in China and other major Asian markets.

ZCM has agreed to contribute RMB 100 million (approximately US$16.5 million) to the JV to fund its working capital needs for a 65% ownership interest. ZCM will have exclusive manufacturing rights for all ZCM-SES customer projects in China as well as the joint venture’s additional markets of Indonesia, Malaysia, Mongolia, the Philippines, and Vietnam. SES is contributing exclusive usage of its advanced, proprietary gasification technology in these Asian markets for a 35% interest in ZCM-SES. SES’ two operating plants, Yima and Zaozhuang (ZZ), both remain under SES’ ownership unrelated to this joint venture. SES believes its China business can deliver positive operating cash flows from further improving revenues and lower overall expenses once the ZCM-SES JV begins operation combined with results from its ZZ and Yima plants. The ZCM-SES JV is subject to customary Chinese government approvals which are expected to be completed within 60-90 days.

“This is a pivotal point in our company’s history, and key to our global growth strategy, as we build upon the foundation of our two commercially operating plants. ZCM-SES will offer superior competitive advantages in the market by combining our proven technology with ZCM’s manufacturing, marketing and implementation capabilities,” said Robert Rigdon, SES President and CEO. “Partnering with a strong, aggressive and respected Chinese company will greatly enhance our technology’s ability to penetrate the China market. ZCM is a leader in China for good reason, and is one of its largest suppliers to the coal-chemical industry and is expanding as an equipment supplier into global markets. Because of ZCM’s position in the market, and our technology, the formation of this joint venture greatly expands SES’ potential market penetration in China, thereby affording the opportunity for much more value creation for our shareholders than we could achieve on our own. In addition to expanding our market reach, the business model of the JV will extend beyond customary licensing and proprietary equipment sales to include an expanded range of equipment, engineering and services, leading to turnkey installations. This is a well-timed and potentially game-changing approach to the large Chinese market which expands our opportunities for retrofitting existing plants and constructing new facilities. SES also intends to utilize this JV to help bring cost-competitive projects to its global business initiatives, including small-scale power and DRI steel. We cannot overstate our excitement about the business potential and promise this partnership brings.”

"We are very pleased to be launching this joint venture with SES.  SES' leading technology is best suited for China's development priorities and, when combined with ZCM's leadership in China's coal chemical industry, we will create a new business that creates real value for all of the parties" said ZCM’s Chairman, Mr. Chen Yuzhong.

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ZCM is a public company with more than 3,000 employees headquartered in Zhangjiagang City, Jiangsu Province with a market capitalization of approximately RMB 5 billion. ZCM is one of the country’s largest and most respected manufacturers of a wide variety of equipment for the coal-chemical and general chemical industries. Last year sales are estimated at RMB 1.8 billion. ZCM’s extensive customer base, experience, manufacturing and sales capabilities, combined with SES’ superior, cleaner coal gasification technology, give ZCM-SES a significant leadership position from the outset.

The region’s demand for economic, yet cleaner, technology and equipment solutions for its expanding chemicals, power, fertilizers, natural gas, fuels and DRI steel industries is expected to continue to rise, paralleling China’s ascent as a global industrial power. Approximately half of China and the Asian region’s indigenous coal supply is lower quality coal which is critical to economically fueling chemical and energy needs for many years to come. Previous technologies deployed in China are generally unable to process these lower quality coals economically and cleanly whereas SES’ proprietary advanced gasification technology is capable of unlocking the value of these lower cost and abundant low-quality coals and coal wastes by efficiently converting them to syngas to produce high-value end products.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing cleaner high-value energy to developing countries from low-grade coal and biomass natural resources through its proprietary gasification technology. The technology, which is licensed from the Gas Technology Institute, enables greater fuel flexibility and efficient small-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, and biomass feedstocks. For more information, please visit: www.synthesisenergy.com.

About Zhangjiagang Chemical Machinery Co., Ltd.

Zhangjiagang Chemical Machinery Co., Ltd. is the leading manufacturer of pressure vessels in China and a leading equipment supplier to the coal and chemical sectors. It has served China’s petro-chemical, coal-chemical, refinery, metallurgy, green energy, nuclear and offshore industries for more than four decades. ZCM has more than 3,000 employees across its four manufacturing plants: Linjiang and Chengyang Plants located in Zhangjiagang, Jiangsu Province; Urumchi and Ili Plants located in the Sinkiang Autonomous Area. It also owns and operates port facilities on the Yangtze River, 100km west of Shanghai. ZCM has received certifications from the H.S.E (Health, Safety, & Environment) and ASME (American Society of Mechanical Engineers). Their clients include Shell, GEA, CB&I, Lurgi, Halder Topsoe, KBR, BP, Mitsubishi, SINOPEC, CNPC, and CNOOC. ZCM is a publicly listed company, listed on the Shenzhen Exchange since 2011 (Shenzhen listing code: 002564). For more information, please visit: www.zcmchina.com

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are: the development stage of the operations of Synthesis Energy Systems; the ability of the ZZ joint venture to effectively operate XE's methanol plant and produce methanol; the ability of the Yima project to produce earnings and pay dividends; the ability of SES to secure a partner for its China business initiative; the ability of SES to develop its power business unit and marketing arrangement with GE and its other business verticals, steel and renewables; the ability of SES to successfully develop its licensing business; its ability to reduce operating costs; the limited history and viability of its technology; commodity prices and the availability and terms of financing opportunities; its ability to obtain the necessary approvals and permits for future projects; its ability to raise additional capital and its estimate of the sufficiency of existing capital sources; the sufficiency of internal controls and procedures; and its results of operations in foreign countries where it is developing projects, such as India. Although Synthesis Energy Systems believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Synthesis Energy Systems cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

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Contact:

MDC Group

Investor Relations:
David Castaneda

Arsen Mugurdumov

414.351.9758

IR@synthesisenergy.com

Media Relations:
Susan Roush

747.222.7012

PR@synthesisenergy.com

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